Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Third Quarter Results:

•                  Net Sales up 12.1%

•                  Adjusted EBITDA up 17.7%

•                  As adjusted EPS of $0.42 vs. $0.31

•                  As reported EPS of $0.32 vs. $0.29

Princeton, New Jersey; October 31, 2007 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the third quarter and nine months ended September 30, 2007 as follows:

•                  Net sales were $829.6 million for the third quarter of 2007, up 12.1% compared to $739.8 million for the same period in the prior year. Year to date net sales were $2,476.4 million in 2007, up 10.8% compared to $2,235.4 million for the same period in the prior year.

•                  Adjusted EBITDA was $157.3 million for the third quarter of 2007, up 17.7%, compared to $133.7 million for the same period in the prior year. Year to date Adjusted EBITDA was $482.5 million in 2007, up 16.9%, compared to $412.9 million for the same period in the prior year.

•                  Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 6.9% and 12.0%, respectively, for the third quarter of 2007, and were up 5.6% and 11.1%, respectively, for the nine months ended September 30, 2007.

•                  Net income for the third quarter of 2007 was $24.7 million, including after-tax charges of $7.4 million related to net non-recurring and other special items. Net income for the third quarter of 2006 was $21.4 million, including after-tax charges of $2.0 million related to net non-recurring and other special items. Net income for the nine months ended September 30, 2007 was $198.0 million, including after-tax income of $94.4 million related to net non-recurring and other special items, primarily related to the after-tax gain of $115.7 million on the sale of Groupe Novasep in January 2007. Net income for the nine months ended September 30, 2006 was $98.5 million, including after-tax income of $12.6 million related to net non-recurring and other special items.

•                  Diluted earnings per share for the third quarter of 2007 were $0.32, including charges of $0.10 related to net non-recurring and other special items. Diluted earnings per share for the third quarter of 2006 were $0.29, including charges of $0.02 related to net non-recurring and other special items. Excluding net non-recurring and other special items, diluted earnings per share were $0.42 and $0.31 in the third quarter of 2007 and 2006, respectively.

•                  Diluted earnings per share were $2.60 for the nine months ended September 30, 2007, including income from net non-recurring and other special items related to Groupe Novasep of $1.52, partially offset by other net non-recurring and other special charges related to continuing operations of $0.28. Diluted earnings per share were $1.31 for the nine months ended September 30, 2006, including income from net non-recurring and other special items related to Groupe Novasep of $0.15 and income from other net non-recurring and other special items related to continuing operations of $0.01. Excluding net non-recurring and other special items, diluted earnings per share were $1.36 and $1.15 in the nine months ended September 30, 2007 and 2006, respectively.

•                  As previously announced, we entered into a definitive agreement on October 7, 2007 to sell our electronics business, excluding our French electronics business and our wafer reclaim business, to OM Group, Inc. for approximately $265 million. Our French electronics business is subject to a put option exercisable by us for an additional purchase price of approximately $50 million, for combined consideration of approximately $315 million, subject to customary adjustments. The transaction is subject to regulatory approval and is expected to close in the fourth quarter of 2007. The electronics businesses to be sold are not reflected as discontinued operations herein. They will be reported as discontinued operations beginning in the fourth quarter of 2007.

Seifi Ghasemi, Chairman and Chief Executive Officer, said, “Once again, our fundamental strengths— diversified exposure to end markets, geographic balance and market-leading positions—enabled us to deliver strong quarterly results. Our specialty chemicals and advanced ceramics businesses continued the strong performance we saw in the first half, and we saw an earnings improvement in our performance additives business, as we implemented price increases. We continued to focus on promoting growth and improving productivity, which has helped us improve our Adjusted EBITDA margin. In addition to the strong performance, we successfully closed on the acquisition of the color pigments business of Elementis and, just as the fourth quarter began, we entered into an agreement to sell our electronics business, which will generate more than $300 million of cash. These are significant accomplishments, which further our goal of concentrating our portfolio and strengthening our balance sheet.”

Turning to the outlook for the remainder of the year, Mr. Ghasemi said, “We remain on track to achieve our stated goals. For the full year, we expect to grow our sales by approximately 10 percent and achieve an Adjusted EBITDA margin of 19-19.5 percent.”

Third Quarter Results

Specialty Chemicals

Net sales increased 15.9% and Adjusted EBITDA increased 18.8% in the third quarter of 2007 compared to the same period in the prior year primarily due to higher selling prices in lithium and other fine chemical products. Increased volumes in these businesses also had a favorable impact on results. In the Surface Treatment business, higher selling prices and growth in most markets, particularly in European automotive, aerospace and general industrial applications, were offset by higher raw material and production costs.

Performance Additives

Net sales increased 9.4% and Adjusted EBITDA increased 30.7% in the third quarter of 2007 compared to the same period in the prior year. Results were up primarily due to selling price increases for ACQ products in our Timber Treatment Chemicals business. The acquisition of the global color pigments business of Elementis plc that was completed on August 31, 2007 also had a positive impact on our results.

Titanium Dioxide Pigments

Net sales increased 10.4% and Adjusted EBITDA increased 3.0% in the third quarter of 2007 compared to the same period in the prior year due to the positive impact of currency changes. Higher volumes of titanium dioxide products and higher selling prices for functional additives were offset by lower selling prices of titanium dioxide products and higher raw material costs, particularly zinc.

Advanced Ceramics

Net sales increased 16.8% and Adjusted EBITDA increased 19.0% in the third quarter of 2007 compared to the same period in the prior year. Results were up primarily from the impact of a bolt-on acquisition made in April 2007, as well as from increased volumes, particularly in medical and multi-functional ceramics.

Specialty Compounds

Net sales increased 12.4%, while Adjusted EBITDA decreased 4.9% in the third quarter of 2007 compared to the same period in the prior year. Additional volume from an acquisition made in October 2006 in the wire and cable business offset lower volumes resulting from a general downturn in the wire and cable market, particularly in construction-related applications, and a reduction in customer inventory levels. Higher selling and administrative, production and raw material costs had a negative impact on Adjusted EBITDA.

Electronics

Net sales increased 0.9% and Adjusted EBITDA increased 1.0% in the third quarter of 2007 compared to the same period in the prior year due to the positive impact of currency changes. Net sales were negatively impacted by the divestiture of our U.S. Wafer Reclaim business in the first quarter of 2007, as well as lower volumes and selling prices for high purity chemicals. Results were favorably impacted by increased volumes in our printed circuit board chemicals business.

Other

Interest Expense. For the third quarter of 2007, interest expense decreased $3.6 million compared to the same period in the prior year. The third quarter of 2007 and 2006 included losses of $13.4 million and $9.1 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedging instruments. Excluding the impact of these losses, interest expense decreased $7.9 million primarily due to lower interest expense related to the redemption on May 15, 2007 of the 2011 Notes, in the aggregate principal amount of $273.4 million.

Interest Income. Interest income increased $0.8 million in the third quarter of 2007 compared to the same period in the prior year related to interest earned on cash equivalents primarily stemming from the net cash proceeds received from the sale of Groupe Novasep.

Free Cash Flow

Our free cash flow was $152.1 million for the nine months ended September 30, 2007. This amount consists of net cash provided by operating activities of $291.8 million plus proceeds on the sale of property, plant and equipment of $1.1 million, less non-recurring items of $0.6 million and capital expenditures of $140.2 million. Net debt, which is total debt less cash and cash equivalents, was $2,451.0 million and $2,811.0 million as of September 30, 2007 and December 31, 2006, respectively.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2007 on Wednesday, October 31, 2007 at 11 a.m. Eastern Time. The dial-in number to access via conference call in the U.S. is (800) 553-5260 and the international dial-in number is (612) 332-0718. No access code is needed for either call. A replay of the conference call will be available through November 7, 2007 at (800) 475-6701 in the U.S., access code: 884942, and internationally at (320) 365-3844, access code: 884942.

A listen only, live webcast of the conference call will be available at www.rocksp.com. Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and diluted earnings per share excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof. Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales. We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less foreign currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities, plus proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses), less non-recurring items and capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. Diluted earnings per share excluding certain items is not intended to be an alternative for earnings per share. Management believes that diluted earnings per share excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2006 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$829.6	$739.8	$2,476.4	$2,235.4
Cost of products sold	574.3	510.1	1,691.4	1,537.0

Gross profit	255.3	229.7	785.0	698.4

Selling, general and administrative expenses	159.6	147.8	474.6	436.7
Restructuring charges, net	2.9	1.7	8.9	3.9
Gain on sale of assets	(0.1)	—	(5.3)	(0.4)

Operating income	92.9	80.2	306.8	258.2

Other income (expenses):
Interest expense	(57.0)	(60.6)	(158.7)	(148.1)
Interest income	1.9	1.1	11.0	3.6
Loss on early extinguishment of debt	—	—	(19.4)	—
Refinancing expenses	—	—	(0.9)	—
Foreign exchange gain, net	7.6	4.8	11.3	7.0
Other, net	—	0.3	(0.1)	2.1
Other income (expenses), net	(47.5)	(54.4)	(156.8)	(135.4)

Income from continuing operations before taxes and minority interest	45.4	25.8	150.0	122.8
Income tax provision	17.9	9.7	61.9	50.0

Income from continuing operations before minority interest	27.5	16.1	88.1	72.8
Minority interest in continuing operations	(2.8)	—	(6.2)	—
Net income from continuing operations	24.7	16.1	81.9	72.8

Income from discontinued operations, net of tax	—	1.9	0.5	26.5
Gain on sale of discontinued operations, net of tax	—	—	115.7	—
Minority interest in discontinued operations	—	3.4	(0.1)	(0.8)

Net income	$24.7	$21.4	$198.0	$98.5

Basic earnings per share:
Earnings from continuing operations	$0.33	$0.22	$1.11	$0.99
Earnings from discontinued operations, net of tax	—	0.07	1.57	0.35
Basic earnings per share	$0.33	$0.29	$2.68	$1.34

Diluted earnings per share:
Earnings from continuing operations	$0.32	$0.21	$1.08	$0.97
Earnings from discontinued operations, net of tax	—	0.08	1.52	0.34
Diluted earnings per share	$0.32	$0.29	$2.60	$1.31

Weighted average number of basic shares outstanding	73,820	73,782	73,801	73,781

Weighted average number of diluted shares outstanding	76,383	74,915	76,155	75,001

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$261.4	$225.5	15.9%
Performance Additives	210.4	192.4	9.4%
Titanium Dioxide Pigments	122.8	111.2	10.4%
Advanced Ceramics	111.7	95.6	16.8%
Specialty Compounds	69.8	62.1	12.4%
Electronics	53.5	53.0	0.9%
Total	$829.6	$739.8	12.1%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$58.2	$49.0	18.8%
Performance Additives	40.9	31.3	30.7%
Titanium Dioxide Pigments	23.9	23.2	3.0%
Advanced Ceramics	30.7	25.8	19.0%
Specialty Compounds	7.8	8.2	-4.9%
Electronics	9.7	9.6	1.0%
Corporate	(13.9)	(13.4)	-3.7%
Total	$157.3	$133.7	17.7%

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$800.2	$685.6	16.7%
Performance Additives	611.4	587.7	4.0%
Titanium Dioxide Pigments	362.2	330.4	9.6%
Advanced Ceramics	335.8	286.3	17.3%
Specialty Compounds	210.2	191.4	9.8%
Electronics	156.6	154.0	1.7%
Total	$2,476.4	$2,235.4	10.8%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$192.8	$151.1	27.6%
Performance Additives	119.0	107.4	10.8%
Titanium Dioxide Pigments	67.3	65.9	2.1%
Advanced Ceramics	92.2	75.0	22.9%
Specialty Compounds	25.4	24.1	5.4%
Electronics	27.8	27.9	-0.4%
Corporate	(42.0)	(38.5)	-9.1%
Total	$482.5	$412.9	16.9%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$261.4	$225.5	$35.9	15.9%
Performance Additives	210.4	192.4	18.0	9.4
Titanium Dioxide Pigments	122.8	111.2	11.6	10.4
Advanced Ceramics	111.7	95.6	16.1	16.8
Specialty Compounds	69.8	62.1	7.7	12.4
Electronics	53.5	53.0	0.5	0.9
Total	$829.6	$739.8	$89.8	12.1%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$14.4	$21.5	9.5%
Performance Additives	4.4	13.6	7.1
Titanium Dioxide Pigments	9.1	2.5	2.2
Advanced Ceramics	7.5	8.6	9.0
Specialty Compounds	2.1	5.6	9.0
Electronics	1.6	(1.1)	(2.1)
Total	$39.1	$50.7	6.9%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$58.2	$49.0	$9.2	18.8%
Performance Additives	40.9	31.3	9.6	30.7
Titanium Dioxide Pigments	23.9	23.2	0.7	3.0
Advanced Ceramics	30.7	25.8	4.9	19.0
Specialty Compounds	7.8	8.2	(0.4)	(4.9)
Electronics	9.7	9.6	0.1	1.0
Corporate	(13.9)	(13.4)	(0.5)	(3.7)
Total	$157.3	$133.7	$23.6	17.7%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$2.7	$6.5	13.3%
Performance Additives	0.8	8.8	28.1
Titanium Dioxide Pigments	1.7	(1.0)	(4.3)
Advanced Ceramics	2.3	2.6	10.1
Specialty Compounds	0.1	(0.5)	(6.1)
Electronics	0.2	(0.1)	(1.0)
Corporate	(0.2)	(0.3)	(2.2)
Total	$7.6	$16.0	12.0%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$800.2	$685.6	$114.6	16.7%
Performance Additives	611.4	587.7	23.7	4.0
Titanium Dioxide Pigments	362.2	330.4	31.8	9.6
Advanced Ceramics	335.8	286.3	49.5	17.3
Specialty Compounds	210.2	191.4	18.8	9.8
Electronics	156.6	154.0	2.6	1.7
Total	$2,476.4	$2,235.4	$241.0	10.8%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$40.2	$74.4	10.9%
Performance Additives	14.8	8.9	1.5
Titanium Dioxide Pigments	27.0	4.8	1.5
Advanced Ceramics	22.8	26.7	9.3
Specialty Compounds	6.8	12.0	6.3
Electronics	4.8	(2.2)	(1.4)
Total	$116.4	$124.6	5.6%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$192.8	$151.1	$41.7	27.6%
Performance Additives	119.0	107.4	11.6	10.8
Titanium Dioxide Pigments	67.3	65.9	1.4	2.1
Advanced Ceramics	92.2	75.0	17.2	22.9
Specialty Compounds	25.4	24.1	1.3	5.4
Electronics	27.8	27.9	(0.1)	(0.4)
Corporate	(42.0)	(38.5)	(3.5)	(9.1)
Total	$482.5	$412.9	$69.6	16.9%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$8.5	$33.2	22.0%
Performance Additives	2.8	8.8	8.2
Titanium Dioxide Pigments	4.9	(3.5)	(5.3)
Advanced Ceramics	6.8	10.4	13.9
Specialty Compounds	0.6	0.7	2.9
Electronics	0.8	(0.9)	(3.2)
Corporate	(0.7)	(2.8)	(7.3)
Total	$23.7	$45.9	11.1%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$34.9	$15.5	$4.9	$11.4
Interest expense	11.5	7.5	8.0	8.6
Interest income	(1.2)	(0.1)	0.1	(0.1)
Depreciation and amortization	13.5	14.1	10.8	10.1
Restructuring charges, net	1.4	0.7	—	0.7
CCA litigation defense costs	—	0.1	—	—
Systems/organization establishment expenses	—	0.4	—	0.3
Cancelled acquisition and disposal costs	(0.1)	—	0.4	—
Inventory write-up reversal	0.1	2.6	—	—
(Gain) loss on sale of assets	(0.4)	0.2	0.1	—
Foreign exchange (gain) loss, net	(0.6)	(0.2)	(0.4)	(0.3)
Other	(0.9)	0.1	—	—
Total Adjusted EBITDA	$58.2	$40.9	$23.9	$30.7

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended September 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$3.0	$6.4	$(30.7)	$45.4
Interest expense	2.3	(0.9)	20.0	57.0
Interest income	(0.3)	(0.4)	0.1	(1.9)
Depreciation and amortization	2.9	4.1	1.4	56.9
Restructuring charges, net	—	—	0.1	2.9
CCA litigation defense costs	—	—	—	0.1
Systems/organization establishment expenses	(0.1)	—	—	0.6
Cancelled acquisition and disposal costs	—	0.3	1.7	2.3
Inventory write-up reversal	—	—	—	2.7
(Gain) loss on sale of assets	—	—	—	(0.1)
Foreign exchange (gain) loss, net	—	0.2	(6.3)	(7.6)
Other	—	—	(0.2)	(1.0)
Total Adjusted EBITDA	$7.8	$9.7	$(13.9)	$157.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$26.6	$14.4	$6.5	$8.9
Interest expense	12.1	3.6	7.4	7.8
Interest income	(2.4)	0.1	(0.1)	—
Depreciation and amortization	11.7	11.8	9.5	8.3
Restructuring charges, net	0.6	0.3	—	0.6
CCA litigation defense costs	—	0.3	—	—
Systems/organization establishment expenses	(0.2)	0.6	—	0.4
Cancelled acquisition and disposal costs	0.1	—	—	—
Loss (gain) on sale of assets	0.3	0.1	—	(0.1)
Foreign exchange loss (gain), net	0.2	—	—	—
Other	—	0.1	(0.1)	(0.1)
Total Adjusted EBITDA	$49.0	$31.3	$23.2	$25.8

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended September 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$(1.1)	$6.1	$(35.6)	$25.8
Interest expense	7.2	0.7	21.8	60.6
Interest income	(0.1)	(0.6)	2.0	(1.1)
Depreciation and amortization	1.9	3.7	1.0	47.9
Restructuring charges, net	—	0.2	—	1.7
CCA litigation defense costs	—	—	—	0.3
Systems/organization establishment expenses	0.3	—	2.1	3.2
Cancelled acquisition and disposal costs	—	—	0.3	0.4
Loss (gain) on sale of assets	—	—	(0.3)	—
Foreign exchange loss (gain), net	—	(0.5)	(4.5)	(4.8)
Other	—	—	(0.2)	(0.3)
Total Adjusted EBITDA	$8.2	$9.6	$(13.4)	$133.7

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$125.6	$59.3	$11.0	$35.3
Interest expense	30.5	13.7	23.9	25.2
Interest income	(2.9)	(0.6)	—	(0.1)
Depreciation and amortization	39.9	39.6	31.6	29.8
Restructuring charges, net	1.9	1.0	—	1.4
CCA litigation defense costs	—	0.4	—	—
Systems/organization establishment expenses	(0.4)	0.9	—	0.9
Cancelled acquisition and disposal costs	—	—	1.1	—
Inventory write-up reversal	0.1	2.6	—	0.1
Refinancing expenses	—	—	—	—
Loss on early extinguishment of debt	—	1.9	—	—
(Gain) loss on sale of assets	(0.4)	0.3	0.1	—
Foreign exchange gain, net	(0.3)	(0.2)	(0.4)	(0.4)
Other	(1.2)	0.1	—	—
Total Adjusted EBITDA	$192.8	$119.0	$67.3	$92.2

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Nine months ended September 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$9.0	$18.0	$(108.2)	$150.0
Interest expense	7.0	(0.8)	59.2	158.7
Interest income	(0.5)	(1.1)	(5.8)	(11.0)
Depreciation and amortization	8.4	12.1	3.9	165.3
Restructuring charges, net	—	3.7	0.9	8.9
CCA litigation defense costs	—	—	—	0.4
Systems/organization establishment expenses	0.4	—	—	1.8
Cancelled acquisition and disposal costs	—	0.3	1.7	3.1
Inventory write-up reversal	—	—	—	2.8
Refinancing expenses	—	—	0.9	0.9
Loss on early extinguishment of debt	1.1	0.3	16.1	19.4
(Gain) loss on sale of assets	—	(4.7)	(0.6)	(5.3)
Foreign exchange gain, net	—	—	(10.0)	(11.3)
Other	—	—	(0.1)	(1.2)
Total Adjusted EBITDA	$25.4	$27.8	$(42.0)	$482.5

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$81.8	$60.2	$18.3	$25.3
Interest expense	37.7	11.2	21.7	23.4
Interest income	(5.6)	0.1	(0.2)	(0.1)
Depreciation and amortization	34.8	32.1	27.8	24.7
Restructuring charges, net	1.1	1.1	—	0.6
CCA litigation defense costs	—	0.8	—	—
Systems/organization establishment expenses	(0.1)	1.0	—	0.7
Cancelled acquisition and disposal costs	1.0	—	—	—
Inventory write-up reversal	—	0.8	—	0.1
Loss (gain) on sale of assets	0.3	—	—	—
Foreign exchange loss (gain), net	0.4	0.1	—	—
Other	(0.3)	—	(1.7)	0.3
Total Adjusted EBITDA	$151.1	$107.4	$65.9	$75.0

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Nine months ended September 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$10.6	$13.8	$(87.2)	$122.8
Interest expense	7.2	2.6	44.3	148.1
Interest income	(0.2)	(1.7)	4.1	(3.6)
Depreciation and amortization	6.2	12.3	3.0	140.9
Restructuring charges, net	—	1.1	—	3.9
CCA litigation defense costs	—	—	—	0.8
Systems/organization establishment expenses	0.3	—	5.4	7.3
Cancelled acquisition and disposal costs	—	—	0.3	1.3
Inventory write-up reversal	—	—	—	0.9
Loss (gain) on sale of assets	—	—	(0.7)	(0.4)
Foreign exchange loss (gain), net	—	(0.2)	(7.3)	(7.0)
Other	—	—	(0.4)	(2.1)
Total Adjusted EBITDA	$24.1	$27.9	$(38.5)	$412.9

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income	$24.7	$21.4	$198.0	$98.5
Income from discontinued operations, net of tax	—	(1.9)	(0.5)	(26.5)
Gain on sale of discontinued operations, net of tax	—	—	(115.7)	—
Minority interest in discontinued operations	—	(3.4)	0.1	0.8
Net income from continuing operations	24.7	16.1	81.9	72.8
Income tax provision	17.9	9.7	61.9	50.0
Minority interest in continuing operations	2.8	—	6.2	—
Income from continuing operations before taxes and minority interest	45.4	25.8	150.0	122.8
Interest expense	57.0	60.6	158.7	148.1
Interest income	(1.9)	(1.1)	(11.0)	(3.6)
Depreciation and amortization	56.9	47.9	165.3	140.9
Restructuring charges, net	2.9	1.7	8.9	3.9
CCA litigation defense costs	0.1	0.3	0.4	0.8
Systems/organization establishment expenses	0.6	3.2	1.8	7.3
Cancelled acquisition and disposal costs	2.3	0.4	3.1	1.3
Inventory write-up reversal	2.7	—	2.8	0.9
Refinancing expenses	—	—	0.9	—
Loss on early extinguishment of debt	—	—	19.4	—
Gain on sale of assets	(0.1)	—	(5.3)	(0.4)
Foreign exchange gain, net	(7.6)	(4.8)	(11.3)	(7.0)
Other	(1.0)	(0.3)	(1.2)	(2.1)
Total Adjusted EBITDA	$157.3	$133.7	$482.5	$412.9

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS as Reported to Net Income/Diluted EPS as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2007		September 30, 2006
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$24.7	$0.32	$21.4	$0.29

Net non-recurring and other special items:
Adjustments to expenses from continuing operations:
Mark-to-market swap loss	8.2	0.11	5.5	0.07
Systems organization/establishment expenses	0.3	—	2.0	0.03
Restructuring charges	1.9	0.02	1.1	0.01
Inventory write-up reversal	1.7	0.02	—	—
Cancelled acquisition and disposal costs	1.4	0.02	0.2	—
Other	0.1	—	0.2	—
Subtotal	13.6	0.17	9.0	0.11

Adjustments to income from continuing operations:
FX gains on debt	(4.0)	(0.05)	(3.4)	(0.05)
Impact of tax rate changes	(1.5)	(0.02)	—	—
Gains on asset sales	(0.1)	—	—	—
Other	(0.6)	—	(0.3)	—
Subtotal	(6.2)	(0.07)	(3.7)	(0.05)

Total adjustments from continuing operations	7.4	0.10	5.3	0.06

Adjustments from discontinued operations	—	—	(3.3)	(0.04)

Total non-recurring and other items	7.4	0.10	2.0	0.02

As adjusted	$32.1	$0.42	$23.4	$0.31

Weighted average number of diluted shares outstanding		76,383		74,915

	Nine Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2006
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$198.0	$2.60	$98.5	$1.31

Net non-recurring and other special items:
Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt	12.4	0.16	—	—
Mark-to-market swap loss	9.4	0.12	—	—
Restructuring charges	6.0	0.08	2.6	0.04
Cancelled acquisition and disposal costs	1.9	0.02	0.8	0.01
Inventory write-up reversal	1.8	0.02	0.5	0.01
Systems organization/establishment expenses	1.1	0.02	4.4	0.06
Refinancing expenses	0.5	0.01	—	—
Other	0.3	—	0.5	0.01
Subtotal	33.4	0.43	8.8	0.13

Adjustments to income from continuing operations:
FX gains on debt	(6.4)	(0.08)	(4.7)	(0.06)
Gain on asset sales	(3.5)	(0.04)	—	—
Impact of tax rate changes	(1.5)	(0.02)	—	—
Mark-to-market swap gain	—	—	(3.8)	(0.05)
Other	(0.7)	(0.01)	(1.3)	(0.03)
Subtotal	(12.1)	(0.15)	(9.8)	(0.14)

Total adjustments from continuing operations	21.3	0.28	(1.0)	(0.01)

Adjustments from discontinued operations	(115.7)	(1.52)	(11.6)	(0.15)

Total non-recurring and other items	(94.4)	(1.24)	(12.6)	(0.16)

As adjusted	$103.6	$1.36	$85.9	$1.15

Weighted average number of diluted shares outstanding		76,155		75,001